                       FIRST AMENDED STANDSTILL AGREEMENT

         This Agreement is made as of this 1st day of February, 2001, between eToys Inc. and all its domestic Subsidiaries and Affiliates ("eToys") and the Informal Committee of Unsecured Creditors of eToys, whose members are Mattel, Inc.; Hasbro, Inc.; Lego Systems, Inc.; R.R. Donnelley & Sons Company; Staffmark Investments, LLC; Fir Tree Capital and Pacific Asset Management (the "Committee").

                               W I T N E S S E T H

         WHEREAS, on or about January 16, 2001, the Committee and eToys entered into a "Standstill Agreement" (the "Standstill Agreement") which by its terms, expired on January 31, 2001 (the "Expiration Date"); and

         WHEREAS, eToys has requested that the Committee agree to extend the Expiration Date through and including February 15, 2001 at 5:00 p.m. (EST) (the "Amended Expiration Date"); and

         WHEREAS, the Committee has agreed to a continuation of the Standstill Period (as defined in the Standstill Agreement) through and including the Amended Expiration Date, based on eToys' reaffirmations of the terms and conditions of the Standstill Agreement, and the additional terms and conditions set forth and agreed to herein.

         NOW, THEREFORE, eToys and the Committee hereby agree as follows:

         1. The parties agree that the Expiration Date of the Standstill Agreement shall be extended until the earlier of: (a) the Amended Expiration Date, (b) the Committee and eToys agree, in a writing executed in the same manner as this First Amended Agreement, to modify, replace or terminate this First Amended Agreement; (c) eToys defaults under or otherwise violates the terms of this First Amended Agreement and the Committee terminates this First Amended Agreement or an order for relief under the Bankruptcy Code is entered against eToys or an assignment for the benefit of creditors is executed by eToys. The Standstill Period, coupled with the extension thereof provided for hereby, shall be defined as the "Amended Standstill Period".

         2. This First Amended Agreement incorporates herein by reference all of the terms of the Standstill Agreement, and the parties hereto agree to be bound by the terms of the Standstill Agreement, as if fully set forth herein, through and including the Amended Expiration Date, unless otherwise extended. eToys agrees that during the Amended Standstill Period, it will not post any letters of credit in favor of any entity or person, including but not limited to, landlords, without the prior written consent of the Committee.

         3. Subject to the separate letter agreement, eToys will continue to pay the reasonable fees and expenses incurred by the Committee's professionals during the Amended Standstill Period.

         4. This First Amended Agreement does not create a joint venture or create a partnership between the parties.

         5. This First Amended Agreement and the Standstill Agreement constitute the entire agreement between the parties with respect to the subject matter hereof. All prior agreements and understandings are merged herein and there are no oral understandings apart from the terms of the Standstill Agreement and this First Amended Agreement. This First Amended Agreement may be altered, amended or modified only by a written instrument signed by all parties to this First Amended Agreement.

         6. This First Amended Agreement and any issues arising hereunder will be governed by the laws of the State of California.

         7. This First Amended Agreement may be executed in one or more counterparts, including facsimile transmittals, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

         8. To the extent any conflict exists between the terms of this First Amended Agreement and the Standstill Agreement, the term(s) of this First Amended Agreement shall prevail.

         IN WITNESS WHEREOF, the parties hereto have entered into this First Amended Agreement the day and year first above written.

                                       ETOYS INC.

                                       By: /s/ Peter Juzwiak

                                       Title: Vice President and General Counsel

                                       Printed Name: Peter Juzwiak


                                       THE INFORMAL COMMITTEE OF
                                       UNSECURED CREDITORS

                                       By: /s/ Michael S. Fox
                                           Its Counsel
                                           Michael S. Fox
                                           Traub, Bonacquist & Fox LLP